POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of the Chief Executive Officer, President, Chief Financial
Officer and/or General Counsel of Regal Rexnord Corporation (the Company),
signing singly, as the undersigned's true and lawful attorney in fact to:

(1)    execute for and on behalf of the undersigned (in accordance with Section
16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the Exchange Act)), any and all Forms 3, 4 and/or 5, and any
amendments thereto, that are necessary or advisable for the undersigned to file under Section 16(a) (collectively, Documents) with respect to the undersigned's holdings of and transactions in the securities issued by the
Company.

(2)    do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Documents and timely file such Documents with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and

(3)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney in fact
(or such attorney in fact's substitute or substitutes) shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that each attorney in fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is such attorney in fact's substitute or substitutes or the Company assuming, any of the undersigned's responsibilities to comply with the Exchange
Act.

The undersigned agrees that such attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to such attorney-
in-fact. The undersigned also agrees to indemnify and hold harmless the Company and such attorney-in-fact against any losses, claims, damages or liabilities
(or actions in these respects) that arise out of or are based on any untrue statement or omission of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering and filing Documents and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Documents with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of September 29, 2021.

/s/ Robin A. Walker-Lee
Robin A. Walker-Lee